PLATINUM ENERGY RESOURCES, INC. ANNOUNCES SPECIAL MEETING OF STOCKHOLDERS TO VOTE ON ITS PROPOSED ACQUISITION OF THE ASSETS OF TANDEM ENERGY CORPORATION AND ANNOUNCES MAILING OF PROXIES TO STOCKHOLDERS OF RECORD

NEW YORK, October 17, 2007 -- Platinum Energy Resources, Inc. ("Platinum Energy") (PGRIU.OB - news) (PGRI.OB - news) (PGRIW.OB - news), announced that it will hold a special meeting of its stockholders to vote on, among other things, its proposed acquisition of the assets of Tandem Energy Corporation, a Colorado company. The special meeting will be held on October 26, 2007, at 10:00 a.m., Eastern Standard Time, at the offices of Sills Cummis & Gross P.C., One Rockefeller Plaza, New York, NY. The record date for stockholders entitled to vote at the special meeting was fixed as the close of business on October 11, 2007.

Platinum Energy filed with the SEC on October 17, 2007, a definitive proxy statement relating to the special meeting. The definitive proxy statement will be mailed to stockholders of record promptly.

The Board of Directors of Platinum Energy unanimously recommends that stockholders vote “for” each of the proposals in the proxy statement related to the proposed asset acquisition. Additional information about the proposed asset acquisition and each of the other proposals can be found in the definitive proxy statement.

Platinum Energy stockholders with questions about the proposed asset acquisition or any of the other proposals or who need assistance in voting their shares may call the Company’s proxy solicitor, Morrow & Co., Inc., toll-free at (800) 607-0088.

About Platinum Energy

Platinum Energy, based in Montvale, New Jersey, is a special purpose acquisition corporation seeking to acquire assets or operating businesses in the global oil and gas exploration and production industry. Platinum Energy will seek to build a portfolio of assets using multiple acquisitions subsequent to its first. Platinum Energy's strategy calls for the use of hedge financing to maximize profit and reduce risk resulting from volatile energy markets.

Platinum Energy was incorporated in April 2005 to acquire an operating business in the energy industry. Platinum Energy completed its initial public offering on October 24, 2005, receiving net proceeds of approximately $106 million through the sale of 14.4 million units of its securities at $8.00 per unit. Each unit is comprised of one share of Platinum Energy common stock and one redeemable and convertible common stock purchase warrant with an exercise price of $6.00. On October 17, 2007, Platinum Energy filed a definitive proxy statement, proposing the acquisition of the assets of Tandem Energy Corporation, to be voted on by shareholders at a special meeting of stockholders scheduled for October 26, 2007. Platinum Energy currently holds over $112 million in a trust account maintained by an independent trustee, which will be released to Platinum upon the closing of the proposed business combination.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release may include statements about future financial and operating results and about the proposed acquisition by Platinum Energy of the assets of Tandem Energy Corporation. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Platinum Energy does not receive required stockholder approval or fails to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which Platinum Energy or Tandem Energy Corporation expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. All forward-looking statements included in this press release are based on information available to Platinum Energy and Tandem Energy Corporation on the date hereof. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Tandem Energy Corporation is engaged; fluctuations in oil and gas prices and in customer demand; management of rapid growth; intensity of competition; general economic conditions; as well as other relevant risks detailed in Platinum Energy's filings with the Securities and Exchange Commission. Neither Platinum Energy nor Tandem Energy Corporation assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED ASSET ACQUISITION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Platinum Energy with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of the proxy statement and other documents may also be obtained free of charge from Platinum Energy's investor relations at tom@cjpcom.com or by directing a request to Platinum Energy Resources, Inc., 25 Phillips Parkway, Montvale, NJ 07645.

Platinum Energy and its directors, officers and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of Platinum Energy with respect to the transactions contemplated by the asset acquisition agreement. Information regarding Platinum Energy's officers and directors is available in Platinum Energy’s definitive proxy statement filed with the Securities and Exchange Commission on October 17, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the Securities and Exchange Commission when they become available. We have also retained the proxy soliciting firm of Morrow & Co., Inc. to solicit proxies on our behalf.

Contact:
For More Information Contact:
Thomas Rozycki
CJP Communications for
Platinum Energy Resources, Inc.
Public & Investor Relations
212-279-3115 x208
 tom@cjpcom.com